EXHIBIT 10.1

SECOND AMENDMENT TO LEASE
This Second Amendment to Lease (this “Amendment”) is made effective as of January 16, 2013 (the “Effective Date”) by and between Werner Wolfen, Trustee of the Louis Glasier 1974 Revocable Trust, Michael Dunitz, Nancy Bruch, Dorothy A. Dunitz, and Judy Rosenberg (collectively, “Lessor”) and VCA Antech, Inc., formerly known as, Veterinary Centers of America, Inc., a Delaware corporation (“Lessee”).

A.Lessor and Lessee are parties to that certain Standard Industrial/ Commercial Single-Tenant Lease - Net date
January 1, 1999 (the “Original Lease”), as amended by that certain First Amendment to Standard Industrial/ Commercial/ Single-Tenant Lease - Net dated March 11, 1999 (the “First Amendment,” and together with the Original Lease, the “Existing Lease”) pursuant to which Leases from Lessor certain premises commonly known as 12401 West Olympic Blvd., Los Angeles, California (the “Premises”) as more particularly described in the Existing Lease. Any capitalized terms used herein not otherwise defined shall have the meanings assigned thereto in the Existing Lease.

B.The Expiration Date of the Existing Lease is July 31, 2014.

C.Lessor and Lessee hereby desire to amend the Existing Lease on the terms and conditions set forth in this Amendment. The Existing Lease, as amended hereby, shall be referred to as the “Lease”.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.Insuring Party. Notwithstanding anything else contained in the Existing Lease, Lessee shall be deemed to be the “Insuring Party” for all purposes under the Lease.

2.Effectiveness of Lease. The Existing Lease, except as amended by this Amendment, remains unmodified and in full force and effect. Lessee hereby represents and warrants to Lessor that, to its actual Knowledge, as of the Effective Date (a) there are no Defaults on the part of Lessor under the Lease, and (b) there is no circumstance, event, condition or state of facts which, by the passage of time or the giving of notice, or both, could entitle Lessee to any defense against the enforcement of any of the obligations of Lessee under the Existing Lease or constitute or result in a Default by Lessor.

3.Counterparts. This Amendment many be executed in counterparts, each of which shall constitute an original, and all of which, together, shall constitute one document.
[Signature Page Follows]

LESSOR:

/s/Werner Wolfen
Werner Wolfen, Trustee of the Louis Glasier 1974 Revocable Trust

/s/Michael Dunitz
Michael Dunitz

/s/Nancy Bruch
Nancy Bruch

/s/Dorothy A. Dunitz
Dorothy A. Dunitz

/s/Judy Rosenberg
Judy Rosenberg

LESSEE:
VCA Antech, Inc., formerly known as,
Veterinary Centers of America, Inc.,
a Delaware corporation

By: /s/Neil Tauber
Name: Neil Tauber
Its: Senior Vice President